                                                                   Exhibit 10.22

                             STOCKHOLDERS' AGREEMENT
                             -----------------------

     This Agreement, made this 1st day of May, 1996, by and among Richard M. Simon of Newton, Massachusetts and Joseph D. Guertin, Jr., of Acton, Massachusetts, (collectively, the "Stockholders" and each a "Stockholder"), and Goldberg-Zoino Associates of New York, P.C. a professional services corporation (the "Company").

                               W I T N E S S E T H
                               -------------------

     WHEREAS, the Stockholders are the holders of record of all the issued and outstanding capital stock of the Company;

     WHEREAS, each Stockholder is a principal stockholder of GZA
GeoEnvironmental Technologies, Inc., a Delaware corporation ("GZA
Technologies");

     WHEREAS, GZA GeoEnvironmental, Inc., a Massachusetts corporation ("GZA"), is a wholly owned operating subsidiary of GZA Technologies and the Stockholders are employees of GZA;

     WHEREAS, each of the Company and GZA will derive a substantial portion of its revenues from its business dealings with the other, and is dependent on the other for referrals and for other assistance and services and the Stockholders and the Company desire to strengthen and enhance their beneficial strategic relationship with GZA and GZA Technologies; and

     WHEREAS, the Stockholders desire to provide for continuity and stability in the stock ownership and management of the Company.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter appearing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. RESTRICTION ON TRANSFER OF SHARES. Except as otherwise expressly permitted by this Agreement, no Stockholder shall sell, assign, convey, donate, encumber, pledge, hypothecate or otherwise dispose of, whether or not for value, by operation of law or otherwise (collectively, "transfer"), any share of capital stock of the Company now owned or hereafter acquired by him (each a "Share" and collectively, the "Shares"), or any interest in any Shares, to any person or entity whatsoever.

2.   PERMITTED TRANSFERS.
     -------------------

     2.1 PERMITTED TRANSFEREES. Anything in the foregoing Section 1 to the contrary notwithstanding, a Stockholder may transfer all or any part of his Shares either to the Company, or to an individual (a "Permitted Transferee") who
(a) is authorized under the laws of the State of New York to practice professional engineering within such State, (b) is then a full-time employee of or paid consultant to, and an executive or statutory officer (hereinafter referred to as an "Officer") of, either GZA or of GZA Technologies, and (c) agrees in writing to be bound by the provisions of (i) this Agreement, (ii) that certain Voting Trust Agreement of even date herewith among the Company, GZA Technologies, the Stockholders and Richard M. Simon, as Trustee, as now in effect or from time to time amended (the "Voting Trust Agreement").

     2.2 APPROVAL BY STOCKHOLDERS. No transfer by a Stockholder to a Permitted Transferee, or to the Company, of any Shares (other than pursuant to Section 3 below), shall take place except with the approval of all of the Stockholders of the Company (excluding, for such purpose, the Stockholder transferring the Shares in question).

     2.3 PURCHASE PRICE. No transfer by any Stockholder of any Shares, or repurchase by the Company of any Shares, shall be effected at a purchase price, whether paid in the form of cash, other securities or other property, having a value in excess of the Redemption Price, as defined below.

     2.4 PROHIBITED TRANSFERS VOID. Any purported transfer of Shares by a Stockholder not in conformity with this Section 2 shall be null and void and of no effect, and the Company shall not effect or register any such purported transfer on the stock transfer records of the Company.

3.   MANDATORY REDEMPTION BY THE COMPANY.
     -----------------------------------

     3.1 REDEMPTION EVENTS. Upon occurrence in respect of any Stockholder of any of the following events (each a "Redemption Event"), such Stockholder shall sell to the Company, and the Company shall repurchase and redeem from such Stockholder, all of the Shares then owned by him, at a price in cash equal to the price per share actually paid by the Stockholder for each such Share at the time of its original issuance to him (the "Redemption Price"):

     (a) The Stockholder shall cease to be employed by the Company for any reason whatsoever, including, without limitation, by reason of resignation, death or disability;

     (b) The Stockholder, if an individual, shall become legally disqualified to practice professional engineering within the State of New York;

     (c) The Stockholder, if an individual, shall cease for any reason whatsoever, including, without limitation, by reason of resignation, death, disability or removal from office, to be both (i) a full-time employee of or paid consultant to GZA or GZA Technologies and (ii) an officer of GZA;

     (d) The Stockholder shall be permanently disabled (whether or not such disability results in termination of his employment by either the Company or GZA, for purposes of this subsection, a Stockholder shall be deemed to be permanently disabled if, by reason of a medical condition or disease, he shall be unable, for any period of six consecutive months, to perform on a full-time basis his material responsibilities as an officer, director and employee of the Company and an employee and Officer of GZA.

     (e) The Stockholder shall file or commence, or there shall be filed or commenced against the Stockholder, a petition or proceeding under any federal or state bankruptcy or insolvency law or other law providing for the relief of debtors;

     (f) A final judgment shall be rendered against the Stockholder in any amount in excess of $100,000, which judgment, if not stayed or vacated, has not been discharged in full within 30 days of the expiration of any time for appeal;

     (g) The Shares of any Stockholder shall be subjected to an attachment issued by any court of competent jurisdiction; or

     (h) The Stockholder shall fail fully to comply with or perform any of his obligations under this Agreement.

     3.2 CLOSING; PAYMENT OF REDEMPTION PRICE. The consummation of the redemption of the Shares and payment of the Redemption Price (the "Closing") shall take place on the tenth (10th) business day following the occurrence of the Redemption Event giving rise to such redemption, at the principal office of the Company, or at such other place and time as shall be agreed upon by the Stockholder and the Company. At the Closing, the Stockholder shall deliver to the Company a certificate or certificates representing all of his Shares, duly endorsed for transfer or accompanied by duly executed stock powers, and the Company shall deliver to the Stockholder the Redemption Price, in cash or by check.

     3.3 RIGHTS AS STOCKHOLDER FOLLOWING REDEMPTION EVENT. Upon the occurrence of any Redemption Event in respect of any Stockholder, the sole right of such Stockholder in respect of his Shares shall be to receive the Redemption Price therefor, and following such Redemption Event such Stockholder shall not be entitled to vote or receive any dividend or distribution in respect of his Shares or otherwise to exercise any right of a Stockholder of the Company.

     3.4 INDEMNIFICATION AGREEMENT. Notwithstanding the occurrence of any Redemption Event in respect of any Stockholder, that certain Indemnification Agreement dated May 1, 1996 among the Stockholders and GZA Technologies shall continue in full force and effect in accordance with its terms and each Stockholder, including the Stockholder affected by such Redemption Event, shall be entitled to the benefit of the provisions thereof, notwithstanding his having ceased for any reason to be a stockholder, officer, or employee of GZA or of GZA Technologies, as the case may be.

     4.   CUSTODY OF CERTIFICATES; LEGEND
          -------------------------------

     4.1 LEGEND. Certificates representing any Shares shall have endorsed thereon a legend in substantially the following form:

          The securities represented by this certificate are subject to restrictions on transfer, to redemption rights of the Corporation, and to other provisions set forth in a Stockholders' Agreement and a Voting Trust Agreement between the original holder of this certificate, the Corporation, and certain others, copies of which will be furnished to the holder hereof without charge upon written request.

     4.2 DELIVERY OF CERTIFICATES TO TRUSTEE. Promptly following the execution of this Agreement, each Stockholder shall deliver to the Trustee named in the said Voting Trust Agreement the certificate or certificates representing all of his Shares, accompanied by a stock power or powers, duly executed in blank, relating thereto.

5. ISSUANCE OF CAPITAL STOCK BY THE COMPANY. The Company shall not issue any shares of its capital stock, or transfer any shares of its capital stock held in its treasury, except to an individual who at the time of such issuance would qualify as a Permitted Transferee as defined in Section 2.1 above.

6. TERM. This Agreement shall continue in force indefinitely, unless terminated by written agreement of the Company and all of the Stockholders and with the written consent of the Board of Directors of GZA Technologies.

7. SEVERABILITY. If any provision of this Agreement shall be determined to be invalid, illegal or otherwise unenforceable by any court of competent jurisdiction, the validity, legality and enforceability of the other provisions of this Agreement shall not be affected thereby. Any invalid, illegal or unenforceable provision of this Agreement shall be severable, and after any such severance, all other provisions hereof shall remain in full force and effect.

8. ENTIRE AGREEMENT; AMENDMENT AND MODIFICATION. This Agreement constitutes the entire and only agreement among the Company and the Stockholders respecting the subject matter hereof and supersedes all prior agreements and understandings, oral or written, among them concerning such subject matter. No modification, amendment, waiver or termination of this Agreement or of any provision hereof shall be binding unless made in writing, signed by an authorized officer of the Company, by all of the Stockholders, and with the written consent of the Board of Directors of GZA Technologies. To the extent that any of the provisions hereof are or may be construed to be inconsistent with the provisions of the Voting Trust Agreement, the provisions of the Voting Trust Agreement shall be deemed paramount and controlling prior to the termination thereof or the determination by a court of competent jurisdiction in a final judgment that the Voting Trust Agreement is not enforceable. Failure of any party to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such party's right to require future performance of any such term, covenant or condition.

9. SPECIFIC PERFORMANCE. Each party acknowledges that money damages alone will not adequately compensate the other parties to this Agreement for breach of the covenants and agreements herein and, therefore, the parties agree that in the event of the breach or threatened breach of any such covenant or agreement, in addition to all other remedies available to the parties at law, in equity or otherwise, any party, (including any party who, under applicable law, may be a third party beneficiary of this Agreement, including, without limitation, GZA Technologies), shall be entitled to injunctive relief compelling specific performance of, or other compliance with, the terms hereof. The Company shall not be required (i) to transfer on its books any Shares which shall have been sold or transferred in violation of any provision of this Agreement or (ii) to treat as the owner of such Shares, or to pay dividends to, any transferee to whom any such Shares shall have been sold or transferred.

10. FURTHER ACTIONS. The parties agree to execute such further instruments and to take such further actions as may reasonably be necessary to carry out the intent of this Agreement.

11. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of, and be binding upon, the legal representatives, successors and assigns of the Company and the heirs, legal representatives, successors and assigns of each of the Stockholders.

12. CHOICE OF LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.

          IN WITNESS WHEREOF, the parties have executed this Agreement as a contract under seal as of the date first above written.

                                    GOLDBERG-ZOINO ASSOCIATES OF NEW YORK, P.C.


                                    By: /s/ Richard M. Simon
                                        ----------------------------------------
                                        Richard M. Simon, President



                                  STOCKHOLDERS

                                            /s/ Richard M. Simon
                                            ----------------------------------
                                            Richard M. Simon


                                            /s/ Joseph D. Guertin
                                            ----------------------------------
                                            Joseph D. Guertin




                                 STOCK POWER

        FOR VALUE RECEIVED, I, Richard M. Simon, hereby sell, assign and transfer unto Richard M. Simon as Trustee under that certain Voting Trust Agreement dated as of May 1, 1996, all One Hundred (100) shares of the common stock of GOLDBERG-ZOINO ASSOCIATES OF NEW YORK, P.C., a New York professional services corporation, standing in my name on the books of said Corporation represented by Certificate No. 6, and do hereby irrevocably constitute and appoint said Corporation's attorney to transfer the said stock on the books of said Corporation with full power of substitution in the premises.


Dated as of May 1, 1996                 /s/ Richard M. Simon
                                        ----------------------------
                                        Richard M. Simon

In presence of

- -----------------------------------


                                 STOCK POWER

        FOR VALUE RECEIVED, I, Joseph D. Guertin, Jr., hereby sell, assign and transfer unto Richard M. Simon as Trustee under that certain Voting Trust Agreement dated as of May 1, 1996, all One Hundred (100) shares of the common stock of GOLDBERG-ZOINO ASSOCIATES OF NEW YORK, P.C., a New York professional services corporation, standing in my name on the books of said Corporation represented by Certificate No. 7, and do hereby irrevocably constitute and appoint said Corporation's attorney to transfer the said stock on the books of said Corporation with full power of substitution in the premises.


Dated as of May 1, 1996                 /s/ Joseph D. Guertin, Jr.
                                        -----------------------------
                                        Joseph D. Guertin, Jr.

In presence of

- -----------------------------------